  EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Luvu Brands, Inc. 2015 Equity Incentive Plan of our report dated September 28, 2021, with respect to the consolidated financial statements of Luvu Brands, Inc. included in its Annual Report (Form 10-K) for the years ended June 30, 2021 and 2020.

/s/ Liggett & Webb, P.A.

LIGGETT & WEBB, P.A.

Boynton Beach, Florida

September 28, 2021